Ex. 99.1

Hub Group, Inc. Reports Record First Quarter 2013 Earnings

DOWNERS GROVE, IL, April 18, 2013, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended March 31, 2013.

Hub Group reported record income of $15.4 million for the first quarter ended March 31, 2013, an increase of 12% compared to the first quarter of 2012.  Hub Group’s diluted earnings per share was $0.42 for the first quarter of 2013, which represents an increase of 14% when compared with the prior year period.  Hub Group’s revenue increased 4% to $769 million.

The Hub segment’s revenue increased 5% to $593 million.  First quarter intermodal revenue increased 6% to $427 million.  The increase was attributable to a 2% volume increase and a 4% increase for price, fuel and mix.  Truck brokerage revenue increased 4% to $84 million this quarter.  First quarter Unyson Logistics revenue increased 3% to $82 million.  The Hub segment’s operating income was $21.2 million.

The Mode segment’s revenue was $187 million for the first quarter.  Operating income was $3.5 million, an increase of 37% compared to the prior year period.

Hub Group ended the quarter with $86 million in cash.

“We are pleased with our results, delivering a 14% increase in earnings per share and improving margins. We remain focused on managing our business units to deliver a profitable return for our shareholders," said David P. Yeager, Chairman and Chief Executive Officer of Hub Group.

CONFERENCE CALL

Hub Group will hold a conference call at 5:00 p.m. Eastern Time on Thursday, April 18, 2013 to discuss its first quarter results.

Hosting the conference call will be David Yeager, Chief Executive Officer, Mark Yeager, Chief Operating Officer, and Terri Pizzuto, Chief Financial Officer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com .  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 680-0878.  The conference call participant code is 85050060. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PC7GMHH38 .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2012.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months
	Ended March 31,
	2013	2012

Revenue	$768,980	$739,885
Transportation costs	681,642	656,143

Gross margin	87,338	83,742

Costs and expenses:
Salaries and benefits	34,583	33,299
Agent fees and commissions	13,274	13,695
General and administrative	13,191	12,577
Depreciation and amortization	1,553	1,660
Total costs and expenses	62,601	61,231

Operating income	24,737	22,511

Other income (expense):
Interest expense	(290)	(307)
Interest and dividend income	29	34
Other, net	(11)	(23)
Total other (expense) income	(272)	(296)

Income before provision for income taxes	24,465	22,215

Provision for income taxes	9,101	8,553

Net income	$15,364	$13,662

Basic earnings per common share	$0.42	$0.37

Diluted earnings per common share	$0.42	$0.37

Basic weighted average number of shares outstanding	36,855	37,043
Diluted weighted average number of shares outstanding	36,949	37,143

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Three Months
	Ended March 31, 2013
	Hub	Mode	Inter-Segment Elims	Hub Group Consolidated
Revenue	$592,651	$187,460	$(11,131)	$768,980

Transportation costs	527,471	16,302	(11,131)	681,642
Gross margin	65,180	22,158	-	87,338

Costs and expenses:
Salaries and benefits	30,777	3,806	-	34,583
Agent fees and commissions	499	12,825	-	13,274
General and administrative	11,698	1,493	-	13,191
Depreciation and amortization	1,020	533	-	1,553
Total costs and expenses	43,944	18,657	-	62,601

Operating income	21,236	3,501	-	24,737

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Three Months
	Ended March 31, 2012
	Hub	Mode	Inter-Segment Elims	Hub Group Consolidated
Revenue	$563,212	$187,183	$(10,510)	$739,885

Transportation costs	501,694	164,959	(10,510)	656,143
Gross margin	61,518	22,224	-	83,742

Costs and expenses:
Salaries and benefits	29,080	4,219	-	33,299
Agent fees and commissions	634	13,061	-	13,695
General and administrative	10,732	1,845	-	12,577
Depreciation and amortization	1,121	539	-	1,660
Total costs and expenses	41,567	19,664	-	61,231

Operating income	19,951	2,560	-	22,511

HUB GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31, 2013	December 31, 2012
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$86,251	$70,760
Accounts receivable trade, net	366,296	346,917
Accounts receivable other	18,503	25,945
Prepaid taxes	175	139
Deferred taxes	4,401	4,965
Prepaid expenses and other current assets	8,395	10,619
TOTAL CURRENT ASSETS	484,021	459,345

Restricted investments	17,399	17,218
Property and equipment, net	161,867	157,584
Other intangibles, net	19,691	20,068
Goodwill, net	263,196	263,251
Other assets	2,533	2,387
TOTAL ASSETS	$948,707	$919,853

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$221,072	$206,497
Accounts payable other	24,585	22,925
Accrued payroll	11,751	17,210
Accrued other	31,333	28,633
Current portion of capital lease	2,345	2,120
TOTAL CURRENT LIABILITIES	291,086	277,385

Non-current liabilities	19,714	20,041
Non-current portion of capital lease	20,314	21,099
Deferred taxes	102,659	100,431

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2013 and 2012	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2013 and 2012; 36,986,810 outstanding in 2013 and 36,767,485 shares outstanding in 2012	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2013 and 2012	7	7
Additional paid-in capital	161,161	167,765
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	484,505	469,141
Accumulated other comprehensive income	27	1
Treasury stock; at cost, 4,237,982 shares in 2013 and 4,457,307 shares in 2012	(115,720)	(120,971)
TOTAL STOCKHOLDERS' EQUITY	514,934	500,897
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$948,707	$919,853

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$15,364	$13,662
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,096	5,516
Deferred taxes	2,669	3,352
Compensation expense related to share-based compensation plans	1,882	1,637
(Gain) loss on sale of assets	(214)	1
Excess tax benefits from share-based compensation	(3)	(83)
Changes in operating assets and liabilities:
Restricted investments	(181)	(1,509)
Accounts receivable, net	(11,893)	(14,043)
Prepaid taxes	(30)	2,243
Prepaid expenses and other current assets	2,227	2,205
Other assets	(146)	445
Accounts payable	16,230	8,377
Accrued expenses	(2,801)	22
Non-current liabilities	(198)	1,010
Net cash provided by operating activities	28,002	22,835

Cash flows from investing activities:
Proceeds from sale of equipment	734	52
Purchases of property and equipment	(9,456)	(17,013)
Cash used in acquisitions	-	(150)
Net cash used in investing activities	(8,722)	(17,111)

Cash flows from financing activities:
Proceeds from stock options exercised	42	16
Stock tendered for payments of withholding taxes	(2,469)	(1,665)
Purchase of treasury stock	(903)	-
Capital lease payments	(560)	(546)
Excess tax benefits from share-based compensation	98	74
Net cash used in financing activities	(3,792)	(2,121)

Effect of exchange rate changes on cash and cash equivalents	3	1

Net increase in cash and cash equivalents	15,491	3,604
Cash and cash equivalents beginning of period	70,760	49,091
Cash and cash equivalents end of period	$86,251	$52,695